Exhibit 10.5.1

AMENDMENT TO THE JACK IN THE BOX INC. CAPITAL ACCUMULATION PLAN FOR EXECUTIVES

THIS AMENDMENT to the Jack in the Box Inc. Capital Accumulation Plan for Executives is adopted effective as of August 2, 2002.

Notwithstanding any provision of the Jack in the Box Inc. Capital Accumulation Plan for Executives, as amended and restated effective as of June 1, 2001, (the “CAPE”) to the contrary, the CAPE is hereby amended as follows:

1.    Effective as of January 1, 2003, installment payments from the CAPE to Ken Williams (the “Participant”) shall be made in accordance with the terms and conditions of the CAPE, except that, the calculation of the earnings on any unpaid balance of the Participant’s CAPE account shall be determined using the Moody’s rate for the thirty-six (36) month period ending December 31, 2002 increased by two percent (2%).

2.    Except as modified by this Amendment, all the terms and provisions of the CAPE, as previously amended and restated effective as of June 1, 2001, shall continue in full force and effect.

This amendment is executed effective as of the date set forth above at San Diego, California.

PLAN ADMINISTRATIVE COMMITTEE FOR THE JACK IN THE BOX INC. CAPITAL ACCUMULATION PLAN FOR EXECUTIVES

By:	CARLO E. CETTI
On behalf of the Plan Administrative Committee